SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) July 15, 2008
BARR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9860	42-1612474

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 Summit Avenue, Montvale, NJ		07645

(Address of principal executive offices)		(Zip code)
(201) 930-3300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On July 15, 2008, Barr Pharmaceuticals, Inc. (the “Company”) entered into amended and restated employment agreements (the “Amended Agreements”) with the following executive officers of the Company: Bruce L. Downey, the Company’s Chief Executive Officer; Fred Wilkinson, Chief Executive Officer of Duramed Pharmaceuticals, Inc.; William T. McKee, the Company’s Executive Vice President and Chief Financial Officer, and Frederick Killion, the Company’s Executive Vice President and General Counsel.
Among other things, the Amended Agreements implement changes intended to comply with the final regulations issued by the Internal Revenue Service under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Examples include clarifying the payment date and form of payment of severance benefits. The Amended Agreements also provide that, in the event that an executive officer incurs any taxes under Section 409A as a result of payments received following a change of control or in connection with disability payments (each as provided for in the executive officer’s Amended Agreement), the Company will pay these executive officers an amount equal to such taxes. Other changes in the Amended Agreements include the addition of provisions making receipt of severance payment under the agreement contingent upon the employee’s execution and non-revocation of a release of claims, and amendments to the definition of “good cause” to include circumstance where, following termination, facts are discovered that would have justified a termination for good cause.
In addition, due to his recent promotion to his current position, Mr. Wilkinson’s Amended Agreement provides for an increase in the severance payment he would be entitled to in the event of his termination without good cause (including as a result of a change of control or disability) from 2.5 times to 3 times his annual cash compensation.
The preceding summaries of the Amended Agreements are qualified in their entirety by reference to the text of the Amended Agreements, which are filed with this report as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(d)     Exhibits

Exhibit No.	Description of Exhibits

10.1	Amended and Restated Employment Agreement, entered in as of July 15, 2008, by and between Barr Pharmaceuticals, Inc. and Bruce L. Downey.

10.2	Amended and Restated Employment Agreement, entered in as of July 15, 2008, by and between Duramed Pharmaceuticals, Inc and Fred Wilkinson.

10.3	Amended and Restated Employment Agreement, entered in as of July 15, 2008, by and between Barr Pharmaceuticals, Inc. and William T. McKee.

10.4	Amended and Restated Employment Agreement, entered in as of July 15, 2008, by and between Barr Pharmaceuticals, Inc. and Frederick J. Killion.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARR PHARMACEUTICALS, INC.
Date: July 15, 2008	/s/ William T. McKee
William T. McKee
Executive Vice President and Chief Financial Officer